UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01                      Changes in Registrant’s Certifying Accountants.

(a)  On June 12, 2008, the Audit Committee of the Registrant’s Board of Directors approved the dismissal of BKD, LLP (“BKD”) as the Registrant’s independent certifying accountant.  BKD’s report on the Registrant’s consolidated financial statements for the two fiscal years ended December 31, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2007 and 2006, as well as the interim period preceding the dismissal, there were no disagreements or “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K between the Registrant and BKD on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BKD, would have caused BKD to make a reference to the subject matter of the disagreements or reportable events in connection with its reports.

The letter of concurrence of BKD regarding the statements with respect to BKD set forth in this Item 4.01(a) is attached as Exhibit 16.

(b)  On June 12, 2008, the Audit Committee of the Registrant’s Board of Directors approved the engagement of Horne LLP, as the Registrant’s new independent certifying accountant.  During the two most recent fiscal years and the subsequent interim period to the date of engagement, the Registrant did not consult with Horne LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.                                Financial Statements and Exhibits.

(d)

Exhibit
Number	Description

16	Letter of concurrence from BKD, LLP to the Securities and Exchange Commission regarding changes in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: June 18, 2008	By:	/s/Patrick C. Greenwell
Patrick C. Greenwell
	Title:	Chief Financial Officer